Jaguar Health Enters into U.S. License Agreement with Future Pak for Crofelemer, Providing up to $38 Million

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$18M upfront payment to Jaguar ($16M upon deal closing and $2M upon completion of post-closing conditions)

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Up to additional $20M in milestone and other future payments

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Future Pak becomes exclusive U.S. marketer for Mytesi® and Canalevia®-CA1

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Jaguar continues to be the manufacturer of Mytesi and Canalevia-CA1

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Meaningful non-dilutive capital enables Jaguar to focus on its rare-disease pipeline, which is the subject of ongoing BD discussions with other potential partners

SAN FRANCISCO, CA / January 12, 2026 / Jaguar Health, Inc. (NASDAQ:JAGX) today announced that its wholly-owned subsidiary Napo Pharmaceuticals, Inc. (collectively, with Jaguar Health, Inc., “Jaguar”) has entered into a U.S. licensing agreement with an affiliate of privately held Future Pak, LLC (“Future Pak”). Under the terms of the agreement, Future Pak will be the exclusive marketer for Mytesi (crofelemer), Jaguar’s FDA-approved novel prescription drug for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy, and Canalevia-CA1, Jaguar’s crofelemer prescription drug for the treatment of chemotherapy-induced diarrhea in dogs. Jaguar will receive an $18 million upfront fee ($16 million at deal closing and $2 million upon completion of post-closing conditions) and up to $20 million in milestone payments and other future payments. Jaguar will continue to manufacture Mytesi and Canalevia-CA1 for Future Pak.

In September 2025, Future Pak acquired Theratechnologies Inc., a specialty biopharmaceutical company with two commercialized HIV medicines in the United States – EGRIFTA WR™ (tesamorelin) and Trogarzo® (ibalizumab-uiyk). “Jaguar’s license arrangement with Future Pak represents a strategic convergence for heightening awareness of Mytesi and the importance of supportive care for HIV long-term survivors – allowing the HIV community to benefit from the commercial capabilities of an organization with deep experience and a primary focus on the U.S. HIV market. Importantly, this agreement will provide Jaguar with meaningful non-dilutive capital while reducing the company’s operational complexity,” said Lisa Conte, founder, president, and CEO. “This agreement is fully aligned with our strategy to concentrate Jaguar’s crofelemer development efforts on human rare-disease indications, particularly intestinal failure, where we continue to advance business development discussions with additional potential partners.”

As stated above, the agreement also provides Future Pak with an exclusive license to Canalevai-CA1, Jaguar’s supportive care GI drug for dogs. Per the terms of the agreement, Jaguar has a 12-month right to reacquire Future Pak’s Mytesi and Canalevia-CA1 rights in the event of U.S. regulatory approval of mutually agreed-upon additional crofelemer indications in the same formulation as Mytesi after a specified period. This structure preserves Jaguar’s optionality as the company’s rare-disease pipeline progresses and benefits from Jaguar’s sharp strategic focus on rare disease indications for crofelemer over the next few years.

Crofelemer continues to advance as a potential treatment for rare forms of intestinal failure, including intestinal failure due to short bowel syndrome (SBS-IF) and microvillus inclusion disease (MVID). Multiple investigator-initiated and company-sponsored studies of crofelemer are ongoing in the U.S., the

European Union and the United Arab Emirates, with initial proof-of-concept data showing significant reductions in parenteral support (PS) requirements in pediatric MVID and SBS-IF patients.

With continued demonstration of clinical benefit in Jaguar’s ongoing Phase 2 studies in MVID and SBS-IF, Jaguar hopes to achieve Breakthrough Therapy designation from the U.S. Food and Drug Administration for crofelemer for the treatment of MVID, and bring the product to market for this indication in the U.S. based on the study results expected in March 2026.

Intestinal failure is a debilitating condition that often requires patients to receive life-sustaining fluids, electrolytes and nutrients through intravenous administration, which consists of total parenteral nutrition (TPN) with supplemental intravenous fluids, which together constitute PS. Many intestinal failure patients require PS up to 7 days a week, and sometimes for 20 hours or more per day. While crucial for intestinal failure patients, PS is associated with significant toxicities to patients, similar to some toxicities associated with chemotherapy, often causing serious health problems including infections, metabolic complications, and liver and kidney function problems. These symptoms may emerge at any time in intestinal failure patients and often become life-threatening.

About Future Pak

Founded in 1977 and headquartered in Wixom, Michigan, Future Pak, along with its affiliates, is a privately held contract manufacturer, packager and distributor of pharmaceutical and nutraceutical products. Future Pak operates across retail, specialty and institutional markets, leveraging its robust infrastructure and partner network to deliver quality-first, patient-centric solutions.

About Crofelemer

Crofelemer is a novel, oral plant-based prescription medicine purified from the red bark sap, also referred to as “dragon’s blood,” of the Croton lechleri tree in the Amazon Rainforest. Napo Pharmaceuticals has established a sustainable harvesting program, under fair trade practices, for crofelemer to ensure a high degree of quality, ecological integrity, and support for indigenous communities.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer is FDA-approved under the brand name Mytesi® for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan diseases.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Important Safety Information About Canalevia®-CA1

For oral use in dogs only. Not for use in humans. Keep Canalevia-CA1 (crofelemer delayed-release tablets) in a secure location out of reach of children and other animals. Consult a physician in case of accidental ingestion by humans. Do not use in dogs that have a known hypersensitivity to crofelemer. Prior to using Canalevia-CA1, rule out infectious etiologies of diarrhea. Canalevia-CA1 is a conditionally approved drug indicated for the treatment of chemotherapy-induced diarrhea in dogs. The most common adverse reactions included decreased appetite, decreased activity, dehydration, abdominal pain, and vomiting.

Caution: Federal law restricts this drug to use by or on the order of a licensed veterinarian. Use only as directed. It is a violation of Federal law to use this product other than as directed in the labeling. Conditionally approved by FDA pending a full demonstration of effectiveness under application number 141-552.

See full Prescribing Information at Canalevia.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that the agreement between Jaguar and Future Pak will reduce Jaguar’s operational complexity, Jaguar’s expectation that its rare-disease pipeline may progress and benefit from Jaguar’s sharp strategic focus on rare disease indications for crofelemer over the next few years, Jaguar’s expectation that, with continued demonstration of clinical benefit in its ongoing Phase 2 studies in MVID and SBS-IF, Jaguar may achieve Breakthrough Therapy designation from the U.S. Food and Drug Administration for crofelemer for the treatment of MVID and bring crofelemer to market for MVID in the U.S. based on the study results, and Jaguar’s expectation that the study results may be available in March 2026. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to several risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

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